UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________

FORM 8-K
 _________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2014
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Suite 600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant's Telephone Number, Including Area Code

11601 Wilshire Blvd., Suite 1600
Los Angeles, California
(Former Name or Former Address, if Changed Since Last Report
_________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2014, Howard Stern resigned as President and member of the Board of Directors of Hudson Pacific Properties, Inc. (the “Company”), effective immediately. Following his resignation, Mr. Stern will become a consultant to the Company.
In connection with his resignation, Mr. Stern entered into a Consulting Agreement with the Company dated January 16, 2014 that became effective on January 16, 2014 (the “Consulting Agreement”), the term of which is one year. Under the Consulting Agreement, Mr. Stern will receive the following payments and benefits in connection with consulting services that he will provide to the Company, subject to his timely execution and non-revocation of a release of claims: (ii) an annual consulting fee of $2,500,000, payable in installments during the term, (ii) an award of 13,581 shares of the Company’s restricted common stock (the “Consulting Award”) and continued vesting of each outstanding Company restricted stock award held by Mr. Stern as of his resignation, each of which will vest in full on January 16, 2015, subject to continued service and acceleration under certain circumstances, (iii) up to eighteen (18) months’ Company-paid COBRA coverage for Mr. Stern and his eligible dependents and (iv) expense reimbursement for reasonable out-of-pocket expenses incurred by Mr. Stern in connection with performing his services under the Consulting Agreement. Each Company “outperformance plan” award held by Mr. Stern that was outstanding as of his resignation was terminated and forfeited.
In the event that the Consulting Agreement is terminated by the Company without cause, by Mr. Stern for good reason or due to Mr. Stern’s death or disability, Mr. Stern will receive the following, subject to his timely execution and non-revocation of a release of claims: (i) continued payment of any remaining portion of Mr. Stern’s consulting fee and (ii) each of the Consulting Award and each then-outstanding Company restricted stock award will accelerate and vest in full.
The foregoing description of terms of the Consulting Agreement is qualified in its entirety by reference to the text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P. and Howard S. Stern dated January 16, 2014.
99.1	Press release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: January 16, 2014	By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Financial Officer

EXHIBIT INDEX

(d)	Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement by and among Hudson Pacific Properties, Inc., Hudson Pacific Properties, L.P. and Howard S. Stern dated January 16, 2014.
99.1	Press release